Exhibit 5.3

Carnival plc Carnival House 5 Gainsford Street London SE1 2NE Carnival Corporation 3655 NW 87th Avenue Miami FL33178-2428			LONDON
65 Fleet Street London EC4Y 1HS
	T	+	44 20 7936 4000
DIRECT T
	F	+	44 20 7832 7001
DIRECT F
LDE No 23
	E		email@freshfields.com
	W		freshfields.com
	DOC ID		LON6633892/4
	OUR REF		DH
YOUR REF
	CLIENT MATTER NO.		115283-0002

11 March 2009

Dear Sirs

REGISTRATION STATEMENT ON FORM S-3ASR

INTRODUCTION

1.       In connection with the joint registration statement (the Registration Statement) under the Securities Act 1933 (the Act) on Form S-3ASR of Carnival Corporation, a corporation organised under the laws of the Republic of Panama (Carnival Corporation) and Carnival plc, a public limited company incorporated under the laws of England and Wales (the Company), we have been requested to render our opinion on certain matters in connection with the Registration Statement.

2.       The Registration Statement relates to the registration under the Act of the issuance of (i) Carnival Corporation’s senior debt securities (Senior Debt Securities) and subordinated debt securities (Subordinated Debt Securities and, together with the Senior Debt Securities, the Debt Securities), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) Carnival Corporation’s Warrants, (iii) Carnival Corporation’s Purchase Contracts, (iv) Carnival Corporation’s Units, (v) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities) of Carnival Corporation, par value US$0.01 per share (the Carnival Corporation Common Stock), (vi) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of Carnival Corporation, par value US$0.01 per share, (vii) the trust shares (the Trust Shares) of beneficial interest in the P&O Princess Special

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Voting Trust, a trust established under the laws of the Cayman Islands, which Trust Shares are paired with the Carnival Corporation Common Stock on a one-for-one basis and represent a beneficial interest in the special voting share of 1 pound sterling in the capital of the Company (the Special Voting Share) issued to Carnival Corporation (such share having been transferred to the trustee of the P&O Princess Special Voting Trust), and (viii) guarantees by the Company of Carnival Corporation’s contractual monetary obligations under the Debt Securities pursuant to sections 15.1 and 15.2 of the Senior Debt Indenture (as defined below) and sections 16.1 and 16.2 of the Subordinated Debt Indenture (as defined below) governing the Debt Securities (the Company’s Guarantees).

3.       We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a)	the Registration Statement to be filed under the Act;

(b)	a copy of the senior indenture to be entered into between Carnival Corporation, the Company, as guarantor, and U.S. Bank, National Association (U.S. Bank), as Trustee (the Senior Debt Indenture) and the subordinated indenture to be entered into between the Carnival Corporation, the Company, as guarantor, and U.S. Bank (the Subordinated Debt Indenture and, together with the Senior Debt Indenture, the Indentures);

(c)	a copy of the current Memorandum and Articles of Association of the Company in force as at 10 March 2009 as obtained from the Company Search (as defined below);

(d)	a search carried out on 10 March 2009 (carried out by us or by ICC Information Ltd on our behalf) of the public documents of the Company kept at the Registrar of Companies of England and Wales (the Company Search);

(e)	an extract of minutes of a meeting of the Board of Directors of the Company held on 11 March 2003 authorising the issue and allotment of the Special Voting Share to Carnival Corporation;

(f)	a certified copy dated 29 January 2009 of the register of members of the Cayman Islands overseas branch register of members of the Company in respect of the Special Voting Share;

(g)	a certificate issued to us by the Corporate Counsel of the Company dated 10 March 2009 (certifying to us that, amongst other matters, the Special Voting Share has been duly authorised, validly issued and is fully paid and non-assessable); and

(h)	a certified copy of the resolutions of the Executive Committee of the Board of Directors of the Company held on 9 March 2009 authorising the Company to enter into and perform its obligations under the Company’s Guarantees,

(together, the Documents) and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

ASSUMPTIONS

4.       In considering the Documents and rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

(b)	the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF), facsimile copies or e-mail conformed copies;

(c)	that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d)	that each of the statements contained in the certificate of the Corporate Counsel of the Company dated 10 March 2009 is true and correct as at the date hereof;

(e)	that the Indentures shall be duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

(f)	that the Company’s Guarantees will constitute legal, valid and binding obligations of the Company thereto enforceable under all applicable laws including the laws of the State of New York by which they are expressed to be governed (other than in the case of the Company, the laws of England);

(g)	that the Company’s Guarantees will be entered into for bona fide commercial reasons and on arms length terms by each of the parties thereto;

(h)	that the Company’s Guarantees will be performed in accordance with their terms;

(i)	that the directors of the Company in authorising execution of the Company’s Guarantees will exercise their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company;

(j)	that the Company’s Guarantees will be delivered by the Company;

(k)	that the information revealed by the Company Search:

(i)	was accurate in all respects and has not since the time of such search been altered; and

(ii)	was complete, and included all relevant information which had been properly submitted to the Registrar of Companies;

(l)	that the information revealed by our oral enquiry on 9 March 2009 of the Central Registry of Winding up Petitions (the Winding Up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered;

(m)	that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(n)	that the parties have complied (and will continue to comply) with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations;

(o)	the meeting of the Board of Directors of the Company to authorise the issue and allotment of the Special Voting Share was properly convened, quorate and properly held and the extract of the minutes of that meeting referred to in paragraph 3(e) above is a true and accurate description of the resolution passed at that meeting and the resolution remains in force and has not been revoked or amended; and

(p)	the resolutions in writing of the Executive Committee of the Board of Directors of the Company passed on 9 March 2009 to authorise the entry into and performance by the Company of its obligations under the Company’s Guarantees were properly circulated, notified and executed.

OPINION

5.       Based and relying solely upon the foregoing and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, we are of the opinion that:

(a)	the Company has been duly incorporated and registered in England and Wales as a public limited company and the Company Searches revealed no order for the winding up of the Company and revealed no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator and our Winding up Enquiries have confirmed that no petition for the winding up of the Company has been presented within the period of six months covered by such enquiries;

(b)	the Company had the corporate power and capacity (which has not been revoked) to enter into and perform its obligations under the Company’s Guarantees and the execution and performance of the Company’s Guarantees has been duly authorised by all necessary corporate actions on the part of the Company and the execution and performance of the Company’s Guarantees does not violate the Memorandum and Articles of Association or any other relevant organizational documents of the Company or the laws of England and Wales applicable thereto; and

(c)	the Special Voting Share has been duly authorised and validly issued and is fully paid and non-assessable.

For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Special Voting Share means under English law that the holder of such share, in respect of which all amounts due on such share as to the nominal amount and any premium thereon have been fully paid, will be under no further obligation to contribute to the liabilities of the Company solely in its capacity as holder of such share.

QUALIFICATIONS

6.	Our opinion is subject to the following qualifications:

(a)	the Company Search is not capable of revealing conclusively whether or not:

(i)	a winding up order has been made or a resolution passed for the winding up of a company; or

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

(b)	the Winding up Enquiry relates only to the presentation of: (i) a petition for the making of a winding up order or the making of a winding up order by the Court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding up or administration order granted, because:

(i)	details of a winding up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)	in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)	a winding up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry, and the making of such order may not have been entered on the records immediately;

(iv)	details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding up petitions, the Central Registry of Winding-up Petitions may not have records of winding up petitions issued prior to 1994;

(c)	no opinion is given as to whether or not any court will take jurisdiction, or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any relief ancillary to proceedings commenced in a foreign court;

(d)	we express no opinion as to whether or not a foreign court (applying its own conflict of laws rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law; and

(e)	this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

OBSERVATIONS

7.       We should also like to make the following observations:

(a)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to herein, or that no material facts have been omitted therefrom; and

(b)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.

8.       This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England. We also express no opinion as to whether or not a foreign court (applying its own conflict of law rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

9.       This opinion is given to you for your benefit and for the purposes of the Registration Statement to be filed under the Act. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purposes or quoted or referred to in any public document without our prior written consent, except that we consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Freshfields Bruckhaus Deringer LLP

FRESHFIELDS BRUCKHAUS DERINGER LLP